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SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
ITIS INC.
(Name of Registrant as Specified in its Charter)
Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

ITIS INC.
4301 Windfern Road
Suite 200
Houston, Texas 77041

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

        NOTICE IS HEREBY GIVEN that the annual meeting of stockholders will be held at the date, time, and place indicated below:

Date:	June 20, 2002
Time:	11:00 a.m., Houston, Texas, Central Daylight Time
Place:	Golden Corral Restaurant 13145 Northwest Freeway Houston, Texas 77040

Matters to be voted on:

  1.
  Election of Directors

  2.
  Ratification of the appointment of Harper & Pearson Company as our independent auditors for the fiscal year ended December 31, 2002.

  3.
  Any other business that may properly come before the meeting and any adjournment of the meeting.

        The board of directors recommends that you vote in favor of Items 1 and 2. These items are more fully described in the attached proxy statement.

        Stockholders who are holders of record at the close of business on May 1, 2002, are entitled to notice of, and to vote at, the annual meeting. A holder of shares is entitled to one vote for each share of common stock owned on all matters properly brought before the meeting.

        Please read the attached proxy statement and the voting instructions on the proxy card and then vote by completing, signing, and dating the proxy card and returning it in the enclosed postage prepaid envelope or by faxing it to (713) 462-8598. If you attend the annual meeting, you may, if you prefer, vote your shares in person. Please contact Carol Wilson at (281) 600-6000 if you have any questions. This proxy statement is being mailed to our stockholders on or about June 5, 2002.

                      By Order of the Board of Directors,

                      Carol A. Wilson
                       Secretary

Houston, Texas
June 5, 2002

PROXY STATEMENT
QUESTIONS AND ANSWERS

        The board of directors is soliciting proxies to be used at the annual meeting. This proxy statement is first being sent to stockholders on or about June 5, 2002. The following questions and answers are intended to provide brief answers to frequently asked questions concerning the annual meeting. These questions do not, and are not intended to, address all the questions that may be important to you. You should carefully read the entire proxy statement, as well as its appendices and the documents incorporated by reference in this proxy statement.

Q:
What may I vote on?

A:
At the annual meeting, you will be voting on two proposals. Item numbers refer to the numbers on the proxy card.

Item 1:	Election of two Class II directors to hold office for three years.
Item 2:	Ratification of the appointment of Harper & Pearson Company as our independent auditors for the fiscal year ending December 31, 2002.
Q:
How does the board recommend that I vote?

A:
The board of directors recommends that you vote for the nominees for Class II directors and in favor of Item 2.

Q:
Who is entitled to vote?

A:
Only stockholders of record on the close of business on May 1, 2002, are entitled to notice of, and to vote at, the annual meeting. Each share of common stock is entitled to one vote. On May 1, 2002, we had 41,434,488 shares of common stock outstanding.

Q:
Who can attend the annual meeting?

A:
All stockholders of record on the close of business on May 1, 2002 can attend the meeting. If your shares are held in the name of a broker or other nominee, please bring proof of share ownership with you to the meeting. A copy of your brokerage account statement or an omnibus proxy, which you can get from your broker, will serve as proof of share ownership.

Q:
How do I vote?

A:
To cast your vote by mail, please complete, sign, and mail the proxy card in the enclosed postage prepaid envelope or fax it to (713) 462-8598. By voting, you will authorize the persons named on the proxy card, who will be your "proxies," to vote your shares as you instruct. You may vote for all, some, or none of the nominees for director. You may also approve, disapprove, or not vote on the other proposals.

  If you do not instruct your proxies how to cast your votes for directors, your proxies will vote FOR election of all of the nominees for directors. If you "withhold" your vote for any of the nominees, your vote will not be counted in the tabulation of votes cast on that nominee. If you leave Items 2 blank, your proxies will vote FOR approval of the item that you left blank.

Q:
How can I change my vote or revoke my proxy?

A:
You can change your vote or revoke your proxy at any time before the meeting in any of three ways:

•
by sending written notice to our Secretary, Carol A. Wilson; at our principal executive offices: 4301 Windfern Road, Suite 200, Houston, Texas 77041; fax (713) 462-8598.

•
by sending another proxy that is properly signed and later dated; or

•
by voting in person at the meeting.

Q:
What does it mean if I get more than one proxy card?

A:
It means you hold shares registered in more than one account. Sign and return all proxy cards to ensure that all your shares are voted.

Q:
How will votes be counted?

A:
The annual meeting will be held if a quorum is represented in person or by proxy at the meeting. A quorum is a majority of our outstanding shares of common stock entitled to vote. If you have returned a signed proxy card or attend the meeting in person, then you will be considered part of the quorum, even if you do not vote. Failures to vote, referred to as abstentions, are not counted in the tally of votes for or against a proposal. A withheld vote is the same as an abstention.

  Broker non-votes occur when proxies submitted by brokers, banks or other nominees holding shares in "street" name do not indicate a vote for some or all of the proposals because they do not have discretionary voting authority and have not received instructions on how to vote on the proposals. We will treat broker non-votes as shares that are present and entitled to vote for quorum purposes. However, broker non-votes and abstentions will not be counted as votes cast on a proposal and will have the effect of a vote "AGAINST" a particular proposal.

Q:
What happens if I do not return my proxy card and do not vote at the annual meeting?

A:
If you do not attend the annual meeting and do not submit a proxy, the effect will be that you will not be considered part of, or count towards, achieving a quorum. The failure to return a proxy card and vote will have neither the effect of a vote "FOR" nor "AGAINST" the matters to be voted on.

Q:
Who will pay the costs of obtaining the proxies?

A:
We will pay all of the costs of obtaining proxies on the enclosed form. Some of our directors, officers, and other employees may solicit proxies personally or by telephone, mail or facsimile. They will not be specially compensated for these solicitation activities. We do not expect to pay any fees for proxies. We may, however, pay brokerage firms and other custodians for their reasonable expenses for forwarding proxy materials to the beneficial owners of our common stock.

Q:
How will voting on any other business be conducted?

A:
We do not know of any business to be considered at the annual meeting other than the proposals described in this proxy statement. If any other matter is presented at the meeting on which a vote may be properly taken, the shares of our common stock represented by proxies will be voted in accordance with the judgment of the persons named as proxies on the enclosed proxy card.

BACKGROUND OF ITIS

        On March 25, 1999, Planet Resources, Inc., our predecessor, entered into an agreement and plan of reorganization with National Law Library, Inc. and the stockholders of National Law Library. Under this agreement, effective as of March 30, 1999, National Law Library and Planet Resources were merged, and each share of National Law Library common stock was exchanged for one share of Planet Resources common stock. In contemplation of this transaction, Planet Resources' stockholders agreed to a one-for-two reverse stock split, which resulted in 2,000,000 shares of its common stock being outstanding immediately prior to the merger. A majority of these shares were owned by A.W. Dugan, our former chairman of the board and president, who may be deemed to have controlled Planet Resources before the merger. Hunter M.A. Carr, our current chairman of the board, president and chief executive officer, owned 15,152,500 shares of National Law Library's common stock, and received an equal number of shares of Planet Resources' common stock in the merger. On July 8, 1999, we changed our name from Planet Resources, Inc. to Internet Law Library, Inc., and on September 25, 2001 we changed our name from Internet Law Library, Inc. to ITIS Inc.

BOARD OF DIRECTORS

Election of Directors (Item 1 on Proxy Card)

        There are currently six directors on our board of directors. Our bylaws provide that the board of directors be divided into three classes with staggered three-year terms. Three Class I Directors were elected at the 2000 annual meeting of stockholders and will hold office for three-year terms expiring in 2003. Two Class III directors were elected at the 2001 annual meeting of stockholders. One of those directors, Donald Sapaugh, resigned to devote his full attention to another company, but remains as a special advisor to the Board; his successor has not been selected. W. Paul Thayer will remain as a Class III director for his term expiring at the 2004 annual meeting. The board has selected as nominees for election at the annual meeting two current directors to be elected as Class II directors whose terms will expire at the 2005 annual meeting.

        The election of the directors requires the affirmative vote of a plurality of the shares of our common stock voted at the annual meeting.

        The board of directors recommends that you vote FOR W. Allyn Hoaglund and David P. Harriman as Class II directors.

        Both nominees have consented to serve as directors. The board has no reason to believe that either of the nominees will be unable to act as director. However, if a director is unable to stand for re-election, the board may either reduce the size of the board or designate a substitute. If a substitute nominee is named, the proxies will vote for the election of the substitute.

        The nominees for Class II directors to serve three-year terms are as follows:

W. Allyn Hoaglund
Age:	54
Director since:	July 27, 2000
Recent business experience:	Mr. Hoaglund is an experienced trial attorney in Houston, Texas, Mr. Hoaglund concentrates his law practice on civil matters, including personal injury, malpractice, products liability, condemnation law, and major commercial litigation. He has been in solo practice since 1987, having previously been associated with both Vinson & Elkins and Helm, Pletcher & Hogan. Mr. Hoaglund holds a B.A. from Louisiana State University and a J.D. from the University of Houston Law Center and is admitted to practice before the United States Supreme Court. He is board certified in Civil Trial Law by the Texas Board of Legal Specialization. He is a member of Phi Alpha Delta and the Order of the Barons, and a Fellow of the Houston Bar Foundation.
David P. Harriman
Age:	53
Director since:	January 5, 2001
Recent business experience:	Mr. Harriman has served as the President of National Law Library since December 1, 1999. In 1996, Mr. Harriman founded Brief Reporter as a publishing start-up with a database of appellate briefs for attorneys on the Internet. Prior to that time, Mr. Harriman served in various positions at The Michie Company, most recently as president and chief executive officer from 1989 to 1996.

The Director whose term of office continues and expires at the 2004 annual meeting:
W. Paul Thayer
Age:	82
Director since:	December 22, 1999
Recent business experience:	Mr. Thayer's background provides a wealth of experience from which he can draw as a director. From 1983 to 1984, he served in the Reagan Administration as Deputy Secretary of Defense and received many awards for his service. Prior to this time, from 1970 to 1983, Mr. Thayer served as chairman of Ling-Temco-Vought in Dallas, Texas. Mr. Thayer graduated number one in his Navy Aviation Cadet Class. He later served as a test pilot, combat ace, commercial airline pilot, and he flew around the world in 1993. Mr. Thayer was a U.S. Navy combat ace in World War II and an experimental test pilot. He was the first pilot to break the sound barrier in a production Navy fighter. In 1994, he was inducted into the Navy Experimental Test Pilots Hall of Fame, and he is a past recipient of the J. H. Doolittle Award and the Kitty Hawk Award. Among his many other honors are the Distinguished Flying Cross, two presidential citations, and the distinguished Horatio Alger Award. Mr. Thayer's notable community service includes the Robert M. Thompson Navy League Award for outstanding civilian leadership, the University of Kansas Distinguished Service Citation for outstanding achievements and service to mankind, and the Air Force Medal and Decoration for Exceptional Civilian Service. In addition, Mr. Thayer is a past chairman of the Chamber of Commerce of the United States and of the National Corporate Advisory Board of the Vietnam Veterans Memorial Fund.
Directors whose terms of office continue and expire at the 2003 annual meeting:
Hunter M.A. Carr
Age:	54
Director since:	March 30, 1999
Recent business experience:	Mr. Carr has been our chairman of the board of directors, president and chief executive officer since March 30, 1999. Mr. Carr is the founder of National Law Library, Inc. and has served as chairman of the board and president of National Law Library since its founding in November 1998. From April 1994 until July 1999, Mr. Carr served as chairman of the board and chief executive officer of ITIS, Inc. (Litidex®), a Texas corporation in which he was the sole stockholder at that time. In July 1999, Mr. Carr resigned as chief executive officer of Litidex®, and in April 2000 the Texas corporation became a wholly owned subsidiary of ITIS. Mr. Carr serves as a director of IExalt, Inc.

Kelley V. Kirker
Age:	42
Director since:	March 30, 1999
Recent business experience:	Mr. Kirker served as one of our vice presidents from June 15, 1999 until July 13, 1999. Mr. Kirker has also served as a director of National Law Library since July 1, 1999. On October 1, 1999, Mr. Kirker was appointed chief executive officer of ITIS. Prior to that, since April 1994, Mr. Kirker has served as president and chief operating officer of ITIS. From 1987 until 1994, Mr. Kirker was employed by MLSI, Inc., a company engaged in litigation support service and owned by Mr. Carr. Prior to 1987, Mr. Kirker was employed for approximately five years by Texaco, Inc. in its computer information service area.
George A. Roberts
Age:	83
Director since:	January 1, 2000
Recent business experience:	Dr. Roberts served Teledyne, Inc. in various positions from 1966 until his retirement in 1993. He began his service as president, became chief executive officer and president in 1986, was elected vice chairman of the board and chief executive officer in 1991, and became chairman of the board in 1991. Prior to that time, from 1941 until 1966, Dr. Roberts was employed by the Vasco Metals Corporation, first as research metallurgist, as chief metallurgist in 1945, as vice president-technology in 1953, and was elected president in 1961.

Dr. Roberts is a member of the National Academy of Engineering, a fellow of The American Society for Metals, The Metallurgical Society and The Society of Manufacturing Engineers. He is also a life trustee of the Carnegie-Mellon University. In 1980, he was awarded the Carnegie-Mellon University Distinguished Achievement Award. In 1984, Dr. Roberts received an award from the National Conference of Christians and Jews for distinguished service in the field of human relations, and he also received the 1984 Americanism Award from the Boy Scouts of America. Dr. Roberts is a director of Argonaut Group Inc.

Board Meetings

        The board has met five times since the 2001 annual meeting of stockholders. During the year ended December 31, 2001, all of the directors attended at least 75 percent of the meetings of the board of directors.

Committees of the Board of Directors

        Effective on January 1, 2000, the board of directors established an audit committee and a compensation committee. The audit committee has met three times and the compensation committee has met two times in the last year.

Audit Committee
Members:	W. Allyn Hoaglund (Chairman)
Functions:
Makes recommendations concerning the engagement of our independent auditors, reviews with our independent auditors the plans and results of the audit engagement, approves professional services provided by our independent auditors, reviews the independence of the independent auditors, considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls.
Compensation Committee
Members:	W. Paul Thayer (Chairman)
George A. Roberts
Functions:	Determines compensation for executive officers and administers our stock option and stock purchase plans.

Board Compensation

        Each director receives 25,000 shares of common stock each year, and each nonemployee director receives $1,000 for in-person meetings and $500 for telephone meetings.

        Our 1999 Director Option Plan, which was adopted on March 26, 1999, and approved by the stockholders at the 2000 annual meeting, provides for the automatic grant to nonemployee directors, upon the director's election, of stock options to purchase shares of common stock of the company. Stock options under the Director Plan give the optionee the right to purchase shares of our common stock at future dates within ten years of the date of the grant. Each initial grant becomes exercisable in installments cumulatively as follows: on the date that is the six-month anniversary of the grant, for the greater of one-eighth of the shares of common stock subject to the initial grant or one-forty-eighth of the shares of common stock subject to the initial grant multiplied by the number of full months the director has served as one of our directors as of the date of such six-month anniversary. Each subsequent grant becomes fully exercisable on the first anniversary of the date of grant. The exercise price of each option is 100 percent of the fair market value of the stock on the date of grant. Options granted under this plan are exercisable within ten years from the date of grant, and are exercisable at the fair market value. Options granted under the Director Plan will be nonqualified stock options. Upon the exercise of a nonqualified option, the optionee recognizes taxable income (subject to withholding) in an amount equal to the difference between the then fair market value of the shares on the date of exercise and the exercise price.

EXECUTIVE OFFICERS

        All executive officers are elected annually, and serve at the discretion of, the board. Our executive officers are as follows:

Name	Age	Position	Recent Business Experience
Hunter M.A. Carr	54	Chairman of the Board of Directors, President and Chief Executive Officer since March 30, 1999	Please see information regarding Mr. Carr on page 4.
Kelley V. Kirker	42	Chief Operations Officer and VP from June 15, 1999, until July 13, 1999.	Please see information regarding Mr. Kirker on page 4.
Joanna Hoover	52	Chief Financial Officer since June 2000
			Ms. Hoover joined the company on May 1, 2000, after having served as outside Certified Public Accountant for ITIS and its related entities since 1994. Ms. Hoover has been in the practice of public accounting since 1973 and has been a shareholder/partner in the Houston accounting firm of Nommensen, Hoover & Williams, P.C., since 1985. In addition to being a CPA, she holds licenses in the fields of insurance, securities, and investments.

Other Significant Employees

        The following sets forth information regarding significant employees who are not executive officers but who make or are expected to make significant contributions to our business.

Name	Age	Position	Recent Business Experience
David P. Harriman	53	President of National Law Library since November 1999	Please see information regarding Mr. Harriman on page 4.
K. Charles Peterson	58	General Counsel
			Mr. Peterson joined us as our general counsel in May 2000. He graduated from Harvard College, Class of 1965, with an A.B. in Mathematics. Peterson was a first lieutenant in the U.S. Army and was decorated for service in Vietnam. In 1976 he graduated summa cum laude from South Texas College of Law, where he received the Mary Moody Northen Award for Scholastic Excellence, was on Law Review, and received numerous American Jurisprudence awards. A former partner of the Reynolds, Allen & Cook Law Firm, Peterson has continued in private practice since 1976. In recent years he co-founded the Trinity Life Center, which provides services for more than 4,500 abused children each year.
Kara A. Kirker	39	Chief Financial Officer and Treasurer of National Law Library since October 1, 1999
			Prior to joining us, Ms. Kirker provided contract services to National Law Library as an officer of ITIS. From January 1994 until National Law Library's inception in November 1998, Ms. Kirker served as the controller and treasurer of ITIS, in which positions she continues to serve. From 1981 to 1994, Ms. Kirker served as assistant treasurer of Stone & Webster Oil Company, Inc. in the revenue accounting area.

Family Relationships

        Kara A. Kirker is a niece by marriage of Hunter M.A. Carr and is also married to Kelley V. Kirker. There are no other family relationships among any of our directors or executive officers.

EXECUTIVE COMPENSATION

        The following table summarizes the compensation paid by ITIS directly to certain executive officers during the six months ended December 31, 1999 and the fiscal years ended December 31, 2000 and 2001. Apart from these officers, ITIS did not pay any other executive officers an annual salary and bonus exceeding $100,000 during these periods.

Summary Compensation Table
For the Six Months Ended December 31, 1999
and the Fiscal Years Ended December 31, 2000 and 2001

Long Term Compensation
		Annual Compensation						Awards			Payouts
Name and principal position	Year	Salary		Bonus		Other annual compensation		Restricted stock awards		Securities underlying options	LTIP payouts		All other compensation
Hunter M.A. Carr, Chairman of the Board, President and Chief Executive Officer	2001 2000 1999	$ $ $	180,000 180,000 90,000	$ $ $	— — —	$ $ $	— — —	$ $ $	— — —	— — —	$ $ $	— — —	$ $ $	— — —
David P. Harriman, Chief Operating Officer and President of National Law Library	2001 2000 1999	$ $ $	120,000 106,667 8,333	$ $ $	— — —	$ $ $	— — —	$ $ $	— — —	— — 300,000	$ $ $	— — —	$ $ $	— — —
Kelley V. Kirker, Chief Operating Officer and President of ITIS, Inc. (Texas)	2001 2000 1999	$ $ $	120,000 120,000 102,000	$ $ $	— — —	$ $ $	— — —	$ $ $	— — —	— — —	$ $ $	— — —	$ $ $	— — —
Joanna Hoover, Chief Financial Officer	2001 2000 1999	$ $ $	120,000 70,000 —	$ $ $	— — —	$ $ $	— — —	$ $ $	— — —	— — —	$ $ $	— — —	$ $ $	— — —

        During the years ended December 31, 2001 and 2000, and the six months ended December 31, 1999, ITIS did not grant any stock appreciation rights.

        The following table sets forth the grants of stock options made to employees of ITIS or its subsidiaries during the year ended December 31, 2001 and for the six months ended December 31, 1999. There were no grants of stock options during the year ended December 31, 2000.

Name	Number of securities underlying options granted	Percent of total options granted to employees during the period	Exercise or base price ($/Sh)	Expiration date	Grant date value(1)
For the year ended December 31, 2001
Joanna Hoover	500,000	27%	$0.1540	4/19/04	$38,000
Kelley V. Kirker	1,000,000	54%	$0.1407	4/16/04	$69,000
For the six months ended December 31, 1999
Ronald W. Hogan(2)	166,250	31%	$3.00	8/31/02	$295,835
David P. Harriman(2)	300,000	55%	$3.00	8/31/07	$300,019

(1)
Grant date value was determined using the Black-Scholes option valuation model. The following assumptions were made in using this model: Assumed expected volatility factors ranging from 58% to 92%, a 6% risk-free rate of return, a dividend yield of zero, and terms for exercising the options of between three and 10 years. The actual value, if any, a person may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised.

(2)
Options issued to former officers of acquired companies. These individuals subsequently became officers of ITIS or one of its subsidiaries. Before the options may vest, certain future subsidiary financial results or personal performance criteria must be satisfied. The earliest date on which one-third of these options could have been exercised was August 31, 2000, and the latest date on which the last one-third of these options may be exercised is August 31, 2007. In the case of Mr. Hogan, the criteria for options scheduled to vest on August 30, 2000 and 2001 was not satisfied, and 48,750 options were cancelled in 2000 and 2001, respectively. As of March 25, 2002, 200,000 of Mr. Harriman's options were vested but have not been exercised.

        The following table set forth information concerning the exercises of stock options by employees of ITIS during the year ended December 31, 2001, and the number and value of securities underlying unexercised options held on December 31, 2001, 2000 and 1999. There were no exercises of stock options during the year ended December 31, 2000 or the six months ended December 31, 1999.

			Number of securities underlying unexercised options at end of period		Value of unexercised in-the-money options at end of period(2)
Name	Shares acquired on exercise	Value realized(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
December 31, 2001
Hunter M.A. Carr	—	$—	1,250,000	—	$—	$—
David Harriman	—	$—	200,000	100,000	$—	$—
Joanna Hoover	500,000	$25,089	—	—	$—	$—
Kelley V. Kirker	1,000,000	$15,510	—	—	$—	$—
December 31, 2000
Hunter M.A. Carr	—	$—	1,250,000	—	$—	$—
David Harriman	—	$—	100,000	200,000	$—	$—
December 31, 1999
Hunter M.A. Carr	—	$—	1,250,000	—	$2,500,000	$—
David Harriman	—	$—	—	300,000	$—	$600,000

(1)
Based on the difference between the option exercise prices and either sales prices for shares already sold or, for unsold shares, the closing sale price of $.10 of our common stock as reported on the over-the-counter bulletin board on December 31, 2001.

(2)
Based on the difference between the option exercise prices and the closing sale prices of $.10, $.1875, and $5.00 of our common stock as reported on the over-the-counter bulletin board on December 31, 2001, 2000, and 1999, respectively, multiplied by the number of shares underlying the options.

Employment Agreement

        On December 1, 1999 ITIS entered into a three-year employment agreement with David P. Harriman, Chief Operating Officer and President of National Law Library. In the event he is terminated by us without cause, he is entitled to severance benefits equivalent to those provided to officers and employees in comparable positions and payment of one year's salary, which is currently $120,000.

COMPENSATION COMMITTEE
REPORT ON EXECUTIVE COMPENSATION

        In accordance with the rules of the SEC, the following report of the Compensation Committee of ITIS shall not be deemed to be "soliciting material" or to be "filed" with the SEC under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended. Such information shall not be deemed to be incorporated by reference into any statements or reports filed by ITIS with the SEC that do not specifically incorporate such information by reference.

        Compensation for our executive officers is administered under the direction of the Compensation Committee with all recommendations of the Compensation Committee being subject to approval by the board of directors. The Chairman of the Compensation Committee meets personally with all executive officers and their management team members each year and receives materials describing their job performance for evaluation purposes. The following is the Compensation Committee's report on compensation practices during the year ended December 31, 2001 for the executive officers of ITIS.

        Base Salary.    The Compensation Committee recommends base salaries for executive officers and for officers of its subsidiaries:

          a.    by evaluating the responsibilities of each position held and the experience of the individual;

          b.    by reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at other companies of similar size and location, to historical levels of salary paid, where available; and

          c.    by reference to recommendations of independent compensation consultants.

        Salary adjustments are based on periodic evaluation of the performance of the Company, its subsidiaries and each officer, and added or changed responsibilities as well as market place changes are considered. Some executives perform duties for subsidiaries, and portions of their salaries are prorated. There were no salary adjustments to the executive officers' base salaries for the year ended December 31, 2001. Mr. Hunter M.A. Carr, who has served as president and chief executive officer since the commencement of the Company, received a base salary of $180,000 for the year 2001; Mr. David P. Harriman, who serves as president of National Law Library received a base salary of $120,000 for the year 2001; Ms. Joanna Hoover, who serves as Chief Financial Officer of ITIS, received a base salary of $120,000 for the year 2001; and Mr. Kelley V. Kirker, who serves as President of ITIS, Inc. (Texas), received a base salary of $120,000 for the year 2001. All other executive officers received salaries of less than $100,000 for the year.

        Executive Incentives.    The Compensation Committee has recommended an executive incentive stock option plan, which has been approved by the board of directors for the year ended December 31, 2001. In April 2001 and May 2001, respectively, stock option awards were granted to Kelley V. Kirker in the amount of 1,000,000 options and to Joanna Hoover in the amount of 500,000 options. To date, there has been no other performance-based or other bonus plan put into place for ITIS's executives.

        Other Compensation.    Other compensation paid to executive officers includes partial payment of insurance premiums on medical, dental, life, and long-tem disability plans.

        The board of directors of ITIS did not modify or reject any recommendations of the Compensation Committee during the year ended December 31, 2001.

Respectfully submitted,

The Compensation Committee
George A. Roberts (Chairman)
W. Paul Thayer

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Messrs. Roberts and Thayer served on the Compensation Committee of the board of directors of ITIS. None of the members of the Compensation Committee were executive officers of ITIS at any time. No executive officer of ITIS served on the Compensation Committee or other body responsible for similar functions of any company one of whose executive officers served on the Compensation Committee of ITIS.

Stock Performance Graph

        SEC rules require presentation of a performance graph comparing the performance of our common stock against a broad equity market index and against either a published industry or line-of-business index or group of peer issuers through the end of our latest fiscal year. We chose the NASDAQ Composite Index (COMPX) as the relevant broad equity market index and GSTI Internet Index (GIN) as the relevant line-of-business index.

ITII vs NASDAQ Composite Index (COMPX)

ITII vs GSTI Internet Index (GIN)

        The high and low sales prices for our common stock during each quarter of the two most recent fiscal years, during which time the stock has traded on the over-the-counter bulletin board, are as follows:

	1Q00	2Q00	3Q00	4Q00	1Q01	2Q01	3Q01	4Q01	1Q02
High	7.94	6.63	1.94	2.28	.63	.31	.29	.19	.11
Low	3.19	1.75	.84	.16	.13	.14	.15	.10	.08

STOCK OWNERSHIP

        The following table sets forth information as of May 1, 2002, regarding the beneficial ownership of our common stock (i) by each person or group known by our management to own more than 5% of the outstanding shares of common stock, (ii) by each director, and (iii) by all directors and executive officers as a group. Unless otherwise noted, each person has sole voting and investment power over the shares indicated below, subject to applicable community property laws.

        The mailing address for each person identified below is c/o ITIS Inc., 4301 Windfern Road, Suite 200, Houston, Texas, 77041.

Name	Shares Beneficially Owned		Percentage of Outstanding Shares(1)
Hunter M.A. Carr	17,372,681	(2)	43.9%
W. Allyn Hoaglund	100,000		*
Kelley V. Kirker	1,084,800	(3)	2.7%
George A. Roberts	300,000		*
Paul Thayer	775,000		2.0%
David P. Harriman	405,280	(4)	*
All other executive officers (3 persons)	214,146	(5)	*

All executive officers and directors as a group (9 persons)	20,251,907		51.20%

* Less than 1%

(1)
Percentage of beneficial ownership is based on 39,753,372 shares of common stock outstanding as of May 1, 2002. In computing an individual's beneficial ownership, the number of shares of common stock subject to options held by that individual that are exercisable as of or within 60 days of May 1, 2002, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the beneficial ownership of any other person.

(2)
Includes options to purchase 1,250,000 common shares that are currently exercisable.

(3)
Includes 350,000 shares held by Mr. Kirker's spouse, as to which Mr. Kirker disclaims beneficial ownership.

(4)
Includes options to purchase 200,000 common shares that are currently exercisable.

(5)
Includes options to purchase 100,000 common shares that are currently exercisable.

Stock Options and Warrants

        On February 22, 2001, ITIS issued warrants to James W. Christian to purchase 300,000 shares of ITIS's common stock at an exercise price of $0.15 per share, at any time and from time to time from and after February 22, 2001 and through and including February 22, 2006. These warrants were issued in exchange for services provided to ITIS and have an estimated value of $46,000.

        At the September 2001 annual meeting, stockholders ratified the 2001 Executive Stock Option Plan which had been approved by the board of directors in March 2001.Under the Plan, the stock option committee of the board of directors, consisting of at least two non-employee members of the board of directors, may grant stock options to purchase up to 7 million shares of common stock of ITIS (either incentive or non-qualified stock options) to employees of ITIS or its subsidiary corporations. The stock option committee has discretion to determine the terms and conditions upon which the options may be exercised.

        On April 16, 2001, pursuant to the 2001 Executive Stock Option Plan, ITIS awarded 1,000,000 stock options to Kelley V. Kirker, Director and Chief Operations Officer of ITIS. These options were fully vested at the grant date and were exercisable in whole or in part at any time for a period of 3 years at an exercise price equal to 67% of the bid price of common shares of ITIS at the date of exercise. Mr. Kirker exercised these options on April 18, 2001, and 1,000,000 shares of ITIS common stock were issued to Mr. Kirker on April 19, 2001. Compensation expense of $69,000 was recorded in April 2001 as a result of this award.

        On April 19, 2001, pursuant to the 2001 Executive Stock Option Plan, ITIS awarded 500,000 stock options to Joanna Hoover, Chief Financial Officer of ITIS. These options were fully vested at the grant date and were exercisable in whole or in part at any time for a period of 3 years at an exercise price equal to 67% of the bid price of common shares of ITIS at the date of the exercise. Ms. Hoover exercised these options on May 16, 2001, and 500,000 shares of ITIS common stock were issued to Ms. Hoover on May 17, 2001. Compensation expense of $38,000 was recorded in April 2001 as a result of this award.

        In July 2001, pursuant to the 2001 Executive Stock Option Plan, ITIS issued 50,000 stock options to Robert Sarlay, previously Vice President for Special Programs and Shareholder Relations for ITIS, in appreciation of his service to ITIS. These options were fully vested at the grant date and were exercisable in whole or in part at any time for a period of 3 years at an exercise price equal to 67% of the bid price of common shares of ITIS at the date of exercise. Mr. Sarlay exercised these options and 50,000 shares of ITIS common stock were issued to him on July 20, 2001. Compensation expense of $8,040 was recorded as a result of this award.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Mr. Carr, our chairman of the board of directors, chief executive officer and president, was also the sole stockholder of ITIS, Inc. (Litidex®) during the period from National Law Library's inception on November 30, 1998, to December 31, 1999. During the three months ended March 31, 2000, Mr. Carr sold approximately 92% of his stock in Litidex® to various individuals and entities, some of which are either directors or officers of ITIS or are entities controlled by directors of ITIS. Under a stock exchange agreement dated April 30, 2000, we exchanged 5,044,903 shares of our common stock for all of the outstanding common stock of Litidex®. The closing price of our common stock at April 28, 2000 was $4.125 per share. Of the 5,044,903 shares so issued, 1,721,003 shares were issued to five of our directors or their beneficiaries and 332,300 shares were issued to five of our officers as shown below:

Name of Director/Officer	Position	Number of Shares
Hunter M.A. Carr	Director and officer	196,003
W. Paul Thayer (Thayer Investment Co.)	Director	750,000
Kelley V. Kirker	Director and officer	500,000
Eugene A. Cernan(1)	Director	25,000
George A. Roberts,	Director	250,000
Edward P. Stevens(1)	Officer	150,000
Donald H. Kellam(1)	Officer	150,000
David P. Harriman	Officer	25,000
Robert Sarlay(1)	Officer	3,300
K. Charles Peterson	Officer	4,000

Total		2,053,303

(1)
At December 31, 2001, these parties were no longer officers or directors of ITIS Inc.

        Prior to its acquisition by ITIS, Litidex® provided National Law Library with various executive, sales and marketing, and administrative services since National Law Library's inception on November 30, 1998. In addition, Litidex® was and continues to be a primary provider of case law content to National Law Library. Set forth below is a summary of the agreements between National Law Library and ITIS.

        In December 1998, National Law Library and Litidex® entered into a continuing service agreement under which Litidex® provided database content to National Law Library. Under the terms of this agreement, Litidex® provided National Law Library with data files containing case law and statutes that are in the public domain together with coding and proprietary editing services covering these data files. National Law Library was charged $.65 per 1,000 characters for those data files that satisfy certain prescribed quality control requirements. Under the agreement, National Law Library was obligated for a three-year period to provide Litidex® with minimum orders for data files containing an aggregate of 750 million characters per month. However, pricing under this agreement was to reflect market prices for comparable work, and National Law Library had the option to select another vendor should the pricing of Litidex® not be competitive.

        Despite the contract rate of $0.65 per 1,000 characters, during the six months ended December 31, 1999, National Law Library revised its method of accounting for its purchases of content from Litidex® due to the common control exercised over both entities by Mr. Carr and due to the increasing materiality of the transactions. During this period, approximately 10,332,200,000 bytes of case law content was delivered by Litidex® to National Law Library at a contract value of $6,722,000. National Law Library, however, recorded this content at the estimated cost to Litidex® of $987,594. In addition, ITIS has restated its case law content purchased from Litidex® during the period from National Law Library's inception on November 30, 1998, to June 30, 1999. As a result of this revaluation, at June 30, 1999, case law content was revised from approximately $1,787,000 to approximately $1,197,000, and the related payable to affiliated company of $115,700 was revised to reflect a receivable from affiliated company of approximately $474,300.

        Effective beginning in March 1999, National Law Library and Litidex® operated under a management agreement. Under this agreement, Litidex® provided accounting, staffing, and procurement services and office space to National Law Library. Accounting services were charged at the rate of $85 per hour, staffing services were charged at 125% of cost, office supplies, equipment, and telephone services were charged at 120% of cost, and office space rental was based on 115% of cost. In addition, Litidex® was entitled to charge a $3,600 monthly management fee under the agreement. During the six months ended December 31, 1999, and the period from inception of National Law Library on November 30, 1998, National Law Library incurred charges totaling approximately $342,800 and $298,800, respectively, and, at December 31, 1999 and June 30, 1999, National Law Library owed Litidex® approximately $32,400 and $97,800, respectively, under this agreement.

        Effective in December 1998, National Law Library entered into an agreement with Litidex® to receive software development and consulting services for its database and retrieval. During the six months ended December 31, 1999, National Law Library incurred charges totaling approximately $34,600 and, at December 31, 1999, National Law Library owed Litidex® approximately $3,800 under this agreement.

        During the year ended December 31, 2000, ITIS borrowed a total of $1,805,000 from Hunter M.A. Carr, its CEO, to fund working capital requirements. Additionally, Mr. Carr advanced $255,000 during January and February 2001. The borrowings through February 28, 2001 were evidenced by unsecured promissory notes, each bearing an annual interest rate of 11.75% and payable in full with accrued interest after six months. On February 28, 2001, the notes through that date were consolidated into one demand note in the amount of $2,060,000 bearing interest at the rate of prime plus two percent per year, payable in cash on demand after one year. At Mr. Carr's option and with 30 days written notice, the note may be repaid in common stock of ITIS at a discounted price based on the lowest price at which ITIS has sold its common stock during the one-year period preceding the exercise of this option. On March 10, 2001, ITIS retired $250,000 in principal from this note by issuing 1,153,828 restricted shares of common stock to Mr. Carr at a price of $.216667 per share. New promissory notes, totaling $340,117 and bearing the same terms, have been issued to Mr. Carr for advances to ITIS since March 1, 2001. With respect to these notes payable, Mr. Carr has provided written commitment to ITIS to provide forbearance and extend the due date on such notes to at least July 15, 2002, if to demand payment would impair ITIS's ability to meet its other existing liabilities and commitments. As of December 31, 2001, the total principal amount and accrued but unpaid interest owed to Mr. Carr was $2,150,117 and $160,196, respectively. As of December 31, 2000, the total principal amount and accrued but unpaid interest owed to Mr. Carr was $2,230,050 and $129,221, respectively.

        In connection with the acquisition of Litidex®, ITIS assumed liabilities to Hunter M. A. Carr in the amount of $425,050. In September 2001 Mr. Carr forgave this debt and the $425,050 was recorded as additional paid in capital.

        In October 2000, ITIS executed demand notes for $400,000 and $50,000 in favor of George A. Roberts and W. Allyn Hoaglund, respectively, members of its board of directors. The notes bear interest at the rate of prime plus two percent per year and are payable in cash on demand after one year. At the option of the holder and with 30 days written notice, the notes may be repaid in common stock of ITIS at a discounted price based on the lowest price at which ITIS has sold its common stock during the one-year period preceding the exercise of this option.

        On February 1, 2001, ITIS executed a demand note for $190,000 in favor of George A. Roberts, a member of its board of directors. The note bears interest at the rate of prime plus two percent per year and is payable in cash on demand after one year. At the option of the holder and with 30 days written notice, the note may be repaid in common stock of ITIS at a discounted price based on the lowest price at which ITIS has sold its common stock during the one-year period preceding the exercise of this option. No demand has been made for payment.

        On February 5, March 21, April 11, and May 16, 2001, ITIS executed demand promissory notes for $50,000, $70,000, $25,000, and $12,500, respectively, in favor of W. Paul Thayer, a member of the board of directors. The notes bear interest at the rate of prime plus two percent per year and are payable in cash on demand after one year. At the option of the holder and with 30 days written notice, the notes may be repaid in common stock of ITIS at a discounted price based on the lowest price at which ITIS has sold its common stock during the one-year period preceding the exercise of this option. On May 31, 2001, ITIS repaid Mr. Thayer $25,000 of principal toward these notes.

        On October 24, 2001, ITIS wholly owned subsidiary ITIS, Inc., a Texas corporation that conducts business as Litidex®, executed a promissory note for $1,000,000 in favor of George A. Roberts, a member of its board of directors. The note bears interest at an annual fixed rate equal to the lesser of the maximum amount allowed by law as adjusted from time to time or 18%, and is payable in full with accrued interest after one year. The note is secured by a Security Agreement covering all accounts, contract rights and general intangibles arising out of the litigation support project among Litidex®, the law firm of Christian Wukoson Smith and Jewell, and the law firm of O'Quinn, Laminack & Pirtle. Legal fees of $29,100 were paid from the proceeds of this note.

        On March 27, 2002, ITIS executed a demand note for $250,000 in favor of George A. Roberts, a member of its board of directors. The note bears interest at the rate of prime plus two percent per year and is payable in cash on demand after one year. At the option of the holder and with 30 days written notice, the notes may be repaid in common stock of ITIS at a discounted price based on the lowest price at which ITIS has sold its common stock during the one-year period preceding the exercise of this option.

        On April 3, 2002, ITIS executed a demand promissory note for $50,000 in favor of W. Paul Thayer, a member of the board of directors. The note bears interest at the rate of prime plus two percent per year and is payable in cash on demand after one year. At the option of the holder and with 30 days written notice, the note may be repaid in common stock of ITIS at a discounted price based on the lowest price at which ITIS has sold its common stock during the one-year period preceding the exercise of this option.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        To our knowledge, we believe, based solely on a review of the copies of reports furnished to us during our 2001 fiscal year, that all SEC filing requirements applicable to our directors, officers, and holders of more than 10% of the outstanding shares of our common stock were complied with during that period.

Vote Required and Recommendation on Item 1—Class II Directors

        The affirmative vote of a majority of the shares present at the annual meeting is required to adopt Item 1. Broker non-votes and abstentions will not be counted as a vote in favor of this proposal. As of May 1, 2002, there were 41,434,488 shares of our common stock outstanding and entitled to vote on this proposal. The adoption of Item 1 is not conditioned upon the adoption of the other item.

        The board of directors recommends a vote "FOR" the election of Messrs. Hoaglund and Harriman as Class II Directors. All proxies solicited by the board of directors will be voted "FOR" these nominees unless stockholders specify in their proxies a contrary choice.

AUDIT COMMITTEE REPORT

        The audit committee of the board of directors is composed of an independent director as defined by the National Association of Securities Dealers' listing standards. The board of directors has adopted a written charter of the audit committee, a copy of which is included as Appendix A to this proxy statement.

        The audit committee held three meetings during 2001. The audit committee reviews our financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process. The independent auditors are responsible for expressing an opinion on the conformity of our audited consolidated financial statements with accounting principles generally accepted in the United States of America.

        The audit committee has reviewed and discussed the audited consolidated financial statements as of and for the year ended December 31, 2001, with our management and with Harper & Pearson Company, our independent auditors. The audit committee also discussed with Harper & Pearson Company the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. The audit committee has received the written disclosure and the letter from Harper & Pearson Company required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with Harper & Pearson Company their independence from management and us.

        Audit Fees.    We paid Harper & Pearson, our independent auditors, $67,242 as audit fees for the fiscal year ended December 31, 2001.

        Based on the audit committee's reviews and discussions with management and Harper & Pearson Company, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2001, as filed with the SEC.

                      AUDIT COMMITTEE
                      W. Allyn Hoaglund, Chairman

        The audit committee report is not deemed "filed" with the SEC and is not incorporated by reference into any of our SEC filings.

SELECTION OF INDEPENDENT AUDITORS
(Item 2 on Proxy Card)

        We are asking you to ratify the board's selection of Harper & Pearson Company as our independent auditors for the fiscal year ended December 31, 2002.

        On February 28, 2000, upon the recommendation of the Audit Committee, the board of directors of ITIS voted to dismiss and replace Harper & Pearson Company as ITIS's independent accountants with Arthur Andersen LLP. ITIS's consolidated financial statements for the six months ended December 31, 1999, have been audited by Arthur Andersen LLP.

        For the period from the inception of National Law Library on November 30, 1998, to June 30, 1999 ("Inception to June 30, 1999") Harper & Pearson Company's reports did not contain any adverse opinions or disclaimers of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the period Inception to June 30, 1999 and the subsequent interim period ended April 5, 2000, there were no disagreements with Harper & Pearson Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Harper & Pearson Company, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the financial statements of ITIS for such periods. ITIS authorized Harper & Pearson Company to respond fully to the inquiries of Arthur Andersen LLP.

        On February 19, 2001, upon recommendation of the Audit Committee, the board of directors of ITIS voted to dismiss and replace Arthur Andersen LLP as ITIS's independent accountants with Harper & Pearson Company. ITIS's consolidated financial statements for the fiscal years ended December 31, 2000 and 2001 have been audited by Harper & Pearson Company.

        For the period July 1, 1999 to December 31, 1999, Arthur Andersen LLP's report did not contain any adverse opinions or disclaimers of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During the period July 1, 1999 to December 31, 1999, and the subsequent interim period through February 19, 2001, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the financial statements of ITIS for such period. ITIS authorized Arthur Andersen LLP to respond fully to the inquiries of Harper & Pearson Company.

        The selection of Harper & Pearson Company as our independent auditors is not required does not need to be ratified by the stockholders, and ratification is not binding on the Company. If the choice of Harper & Pearson Company is not ratified, our board of directors and their audit committee will reconsider the retention of Harper & Pearson Company. If the selection of Harper & Pearson Company is ratified by the stockholders, the board of directors and the audit committee nevertheless may direct the appointment of a different independent accounting firm at any time during 2002.

Vote Required and Recommendation on Item 2

        The affirmative vote of a majority of the shares present is needed to ratify Harper & Pearson Company as independent auditors for 2002. Broker non-votes and abstentions will not be counted as votes for this proposal. As of May 1, 2002, there were 41,434,488 shares of our common stock outstanding and entitled to vote on this proposal. The approval of Item 2 is not conditioned upon the approval of the other item.

        The board recommends that you vote "FOR" the selection of Harper & Pearson Company as our independent auditors for the fiscal year ended December 31, 2002. All proxies solicited by the board of directors will be voted "FOR" the ratification of Harper & Pearson Company unless stockholders specify in their proxies a contrary vote.

STOCKHOLDER PROPOSALS

        We must receive any stockholder proposal intended for inclusion in the proxy materials for our annual meeting to be held in 2003 no later than February 5, 2003, to have your proposal included in our proxy statement for the 2003 Annual Meeting. You must submit your proposal in writing to our Secretary, c/o ITIS, 4301 Windfern Road, Suite 200, Houston, Texas 77041-8915.

ANNUAL REPORT

        Our annual report on Form 10-K, which includes our consolidated financial statements, is being mailed to you along with this proxy statement. Upon written request, we will provide, without charge to any stockholder, a copy of our annual report on Form 10-K, including the financial statements and financial statement schedules to such report. Such request should be directed to:

ITIS Inc.
4301 Windfern Road, Suite 200
Houston, Texas 77041
Attention: Carol A. Wilson
Phone: (281) 600-6000

Appendix A

ITIS INC.

AUDIT COMMITTEE CHARTER
(As approved by the Board of Directors on April 18, 2002)

        The Audit Committee is a committee of the Board of Directors. The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities by:

  1.
  Reviewing the financial statements and other financial and related information of the Company provided to security holders, the public, or any governmental body;

  2.
  Reviewing the Company's system of internal controls, regarding finance, accounting and legal compliance that management and the Board have established; and

  3.
  Reviewing and evaluating the independence and performance of the independent accountant.

        The Audit Committee will primarily fulfill these responsibilities by carrying out the activities set forth under the sections of the charter captioned "Financial Matters", "Auditing and Accounting", and "Legal Matters". In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the Board, the independent accountants, the internal auditors and the financial management of the Company.

Composition

        The Audit Committee shall be comprised of two or more directors as determined by the Board, each of who shall be independent non-officer directors, free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment.

        Directors with any of the following relationship will not be considered independent:

1.
Employees:    a director who has been employed by the Company or any of its affiliates for the current year or any of the past three years. (An "affiliate" includes a subsidiary, sibling company, predecessor, parent company or former parent company of the Company);

2.
Business Relationship: (a) a director accepting any compensation from the Company or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for Board service, benefits under a tax-qualified retirement plan or non-discretionary compensation or (b) a director being a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company's securities) that exceed 5% of the Company's or the business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years;

3.
Cross Compensation Committee Link: a director who is employed as a executive of another company where any of the Company's officers serves on that entity's compensation committee; or

4.
Immediate Family: a director who is a member of the immediate family of an individual who is, or has been in any of past three years, employed by the Company or any of its affiliates as an executive officer. Immediate family includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person's home.

        All members of the Audit Committee shall be financially literate within a reasonable period of time after his or her appointment to the Audit Committee. At least one member of the Audit Committee shall have accounting or related financial management expertise, as such qualification is interpreted by the Board in its business judgment.

        The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Audit Committee. The Company will pay reasonable fees and expenses of such consultants. The Audit Committee has the authority to conduct any investigation appropriate to fulfill its responsibilities, and may request any officer or employee of the Company or the Company's inside or outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

        The Audit Committee shall discuss with the Board the matters addressed at each committee meeting.

  Charter

        The audit committee shall:

1.
Review and reassess the adequacy of this Charter annually and recommend any proposed changes in the Charter to the Board for approval.

2.
Publish this Charter at least once every three years in accordance with the regulations of the Securities and Exchange Commission.

Financial Matters

        The audit committee shall:

3.
Review the financial statements contained in the annual report to shareholders or other financial information submitted to any governmental body or the public, including any certification, report, opinion or review rendered by the independent accountants, with management and the independent accountants.

4.
Review with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q. The Chair of the Audit Committee may represent the entire committee for purpose of its review.

5.
Review with management, the independent accountants, and internal auditors significant risks and exposures, the steps to monitor and control such risks and exposures, audit activities and significant audit findings.

6.
Review with the independent accountants, the internal auditors, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company. On the basis of this review, make recommendations to the Board for any changes that seem appropriate.

Auditing and Accounting

        The audit committee shall:

7.
Meet with the independent accountants and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized.

8.
Because the independent accountants for the Company are ultimately accountable to the Board and the Audit Committee, the Audit Committee and Board have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants.

9.
Require the independent accountants to submit on a periodic basis to the Audit Committee a formal written statement delineating all relationships between the independent accountants and the Company. The Audit Committee is also responsible for actively engaging in a dialog with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants and for recommending that the Board take appropriate action in response to the accountants' report to satisfy itself of the independent accountants' independence.

10.
Review the appointment and replacement of any senior internal auditing executive.

11.
Review the significant reports to management prepared in connection with internal audits and management's response.

12.
Review with the independent accountants any problems or difficulties reported by the accountants and the Company's response. Such review should include:

a.
Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

b.
Any changes required in the planned scope of the internal audit.

c.
The internal audit responsibilities, budget and staffing.

Legal Matters

        The audit committee shall:

13.
Review with the Company's General Counsel and outside legal counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

Executive Sessions

        The audit committee shall:

14.
Meet at least annually with the chief financial officer, the senior internal auditing executive, and the independent accountants in separate executive sessions.

ITIS INC.
FORM OF PROXY FOR ANNUAL MEETING
TO BE HELD JUNE 20, 2002

        This proxy is solicited on behalf of the Board of Directors.

        The undersigned hereby appoints Hunter M.A. Carr or Kelley V. Kirker, or either of them, proxies of the undersigned, with full powers of substitution to vote all of the shares of common stock of ITIS Inc. that the undersigned is entitled to vote at the annual meeting to be held on June 20, 2002, and at any adjournment thereof, and authorizes and instructs said proxies to vote as set forth on the reverse side.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED IN
PROPOSAL 1 AND FOR PROPOSAL 2.

        IMPORTANT — This proxy must be signed and dated on the reverse side.

/x/	PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.
1.	Election of Class II Directors Instruction: To withhold authority to vote for any individual nominee, write in that nominee's name on the lines below.	FOR / /	WITHHOLD AUTHORITY FOR BOTH NOMINEES / /	Nominees: W. Allyn Hoaglund David P. Harriman
__________________________________ __________________________________ __________________________________
2.	Ratification of the appointment of Harper & Pearson Company as independent auditors for 2002.	FOR / /	AGAINST / /	ABSTAIN / /

        In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR all nominees listed in Proposal 1 FOR Proposal 2.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE OR BY FACSIMILE TO (713) 462-8598.
________________________________________________ Signature

Dated: _____________________________________________, 2002
NOTE: Please sign name exactly as it appears on the share certificate. Only one of several joint owners need to sign. Fiduciaries should give full title.

QuickLinks

TABLE OF CONTENTS
  BACKGROUND OF ITIS
  BOARD OF DIRECTORS
  Election of Directors (Item 1 on Proxy Card)
  Board Meetings
  Committees of the Board of Directors
  Board Compensation
EXECUTIVE OFFICERS
  Other Significant Employees
  Family Relationships
EXECUTIVE COMPENSATION
Summary Compensation Table For the Six Months Ended December 31, 1999 and the Fiscal Years Ended December 31, 2000 and 2001
  Employment Agreement
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Stock Performance Graph
STOCK OWNERSHIP
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
  Vote Required and Recommendation on Item 1—Class II Directors
AUDIT COMMITTEE REPORT
SELECTION OF INDEPENDENT AUDITORS (Item 2 on Proxy Card)
  Vote Required and Recommendation on Item 2
STOCKHOLDER PROPOSALS
ANNUAL REPORT
  Appendix A
ITIS INC.
AUDIT COMMITTEE CHARTER (As approved by the Board of Directors on April 18, 2002)
  Composition
  Financial Matters